UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

FIRST ASIA HOLDINGS LIMITED

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	000-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2581 0708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 29, 2011, First Asia Holdings Limited, a Canadian corporation (the “Company”), completed a private placement offering, pursuant to which the Company raised a total of $727,469 through the sale of 1,454,938 shares of restricted common stock of the Company at a purchase price of $0.50 per share. For the above share issuances, the shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Regulation S of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED

Date: April 29, 2011

By: /s/ Luk Lai Ching Kimmy

Luk Lai Ching Kimmy, Director

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